EXHIBIT 10.2
                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 29th day of January, 2001, by and among Pontotoc Holdings, Inc., an Oklahoma corporation ("Holdings"); Pontotoc Merger Company, an Oklahoma corporation ("Newco"); and Pontotoc Production, Inc., a Nevada corporation and the parent corporation of Newco ("Pontotoc").

                                  RECITALS

     A. Newco believes it is desirable and in the best interests of Newco and its shareholder that Newco merge with and into Holdings as provided herein.

     B. Holdings believes it is desirable and in the best interests of Holdings and its shareholders that Newco merge with and into Holdings as provided herein.

     In consideration of the premises and the mutual promises herein contained, Holdings and Newco hereby agree as follows:

                                  ARTICLE I

                                 THE MERGER

     1.1 The Merger. At the Effective Time of the Merger (as hereinafter defined), in accordance with the provisions of Oklahoma law and the terms of this Agreement, Newco shall be merged with and into Holdings, with Holdings surviving such merger as the surviving corporation (the "Merger").

     1.2 Effective Time of the Merger. The Merger shall be effective upon the filing of a Certificate of Merger, in accordance with the requirements of Oklahoma law, in the office of the Secretary of State of Oklahoma (the "Effective Time of the Merger").

     1.3 Manner and Basis of Converting Securities. At the Effective Time of the Merger:

          (a) each share of Newco capital stock which is outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled;

          (b) each share of Holdings common stock, par value $1.00 per share, which is outstanding immediately prior to the Effective Time of the Merger (other than shares of Holdings common stock held by Pontotoc or any of its subsidiaries) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive 200 shares of common stock of Pontotoc, par value $.0001 per share; and

          (c) each share of Holdings capital stock which is outstanding immediately prior to the Effective Time of the Merger and held by Pontotoc or any of its subsidiaries shall, following the Merger, continue to be outstanding as a share of capital stock of Holdings.

From and after the Effective Time of the Merger, the holders of certificates representing shares of capital stock of Holdings shall cease to have any rights with respect to such certificates, except the right to receive the appropriate shares of Pontotoc common stock upon surrender of such certificates. No new shares of capital stock shall be issued by Holdings as a result of the Merger.

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     1.4  Certain Effects of the Merger.  At the Effective Time of the Merger:
(a) the separate existence and the corporate organization of Newco, except insofar as it may be continued by law, shall cease, and thereupon Newco and Holdings shall be a single corporation, to wit, Holdings, the surviving corporation (the "Surviving Corporation"); (b) the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, as well of a public as of a private nature, and shall be subject to all the restrictions, disabilities and duties, of both Newco and Holdings (the "Constituent Corporations"); (c) all the property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to either of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; (d) the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of each of the Constituent Corporations; (e) any claim or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in the place of either Constituent Corporation for purposes thereof; and (f) neither the rights of the creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

     1.5  Certificate of Incorporation, Etc.

          (a) The Certificate of Incorporation and the Bylaws of Holdings, as in effect immediately prior to the Effective Time of the Merger, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, from and after the Effective Time of the Merger, until amended in accordance with Oklahoma law.

          (b) The officers and directors of Holdings in office immediately prior to the Effective Time of the Merger shall be the officers and directors of the Surviving Corporation, from and after the Effective Time of the Merger, until changed in accordance with Oklahoma law.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

     Holdings hereby represents and warrants to Newco and Pontotoc as follows:

     2.1 Organization, Good Standing, Power, Etc. Holdings is a corporation, duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as the same now being conducted. Holdings is duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership, operation or leasing of its properties or assets or the nature of its business requires such qualification.

     2.2 Subsidiary. The only subsidiary of Holdings is Pontotoc Gathering, L.L.C., an Oklahoma limited liability company ("Gathering"). Holdings is the record and beneficial owner of all of the outstanding equity of the Gathering and no equity of Gathering is or may become required to be issued by reason of any warrants, rights, options, calls, commitments, convertible securities or other agreements. Such equity is owned free and clear of any claim, lien, encumbrance or agreement with respect thereto.



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     2.3  Authorization of Agreement.  Holdings has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by Holdings and the consummation by Holdings of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Holdings. This Agreement has been duly executed and delivered by Holdings and constitutes the legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms.

     2.4 No Conflicting Agreements. Neither the execution and delivery of this Agreement by Holdings, nor the consummation of the transactions contemplated hereby, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Holdings, as currently in effect;
(b) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any governmental authority, other regulatory or self-regulatory body or association or arbitrator binding upon Holdings or Gathering or any of their respective properties; (c) result in a breach of or constitute a default (or, with notice or lapse of time or both, result in a breach of or constitute a default) under, or give rise to a right of termination, cancellation, acceleration or repurchase of any obligation or a right of first refusal with respect to any material property or asset or a loss of a material benefit or the imposition of a material penalty under, any of the terms, conditions or provisions of any mortgage, indenture, loan or credit agreement or any other agreement or instrument to which Holdings or Gathering is a party; or (d) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now or hereafter owned by Holdings or Gathering.

     2.5 Consents and Approvals. No consent, approval, order, certificate or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to Holdings or Gathering in connection with the execution and delivery of this Agreement by Holdings or the consummation by Holdings of the transactions contemplated hereby, other than in compliance with any applicable provisions of corporate law.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF PONTOTOC AND NEWCO

     Pontotoc and Newco hereby represent and warrant to Holdings as follows:

     3.1 Organization, Good Standing, Power, Etc. Pontotoc is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own, operate and lease its properties and assets and to carry on its businesses as the same is now being conducted. Newco is a corporation, duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Parent is duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership, operation or leasing of its properties or assets or the nature of its business requires such qualification.

     3.2 Authorization of Agreement. Each of Pontotoc and Newco has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by Pontotoc and Newco and the consummation by Pontotoc and Newco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Pontotoc and Newco. This Agreement

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has been duly executed and delivered by Pontotoc and Newco and constitutes the legal, valid and binding obligation of Pontotoc and Newco, enforceable against Pontotoc and Newco in accordance with its terms.

     3.3 No Conflicting Agreements. Neither the execution and delivery of this Agreement by Pontotoc and Newco, nor the consummation of the transactions contemplated hereby, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Pontotoc or Newco, as currently in effect; (b) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any governmental authority, other regulatory or self-regulatory body or association or arbitrator binding upon Pontotoc or any of its subsidiaries or any of their respective properties; or
(c) result in a breach of or constitute a default (or, with notice or lapse of time or both, result in a breach of or constitute a default) under, or give rise to a right of termination, cancellation, acceleration or repurchase of any obligation or a right of first refusal with respect to any material property or asset or a loss of a material benefit or the imposition of a material penalty under, any of the terms, conditions or provisions of any mortgage, indenture, loan or credit agreement or any other agreement or instrument to which Pontotoc or any of its subsidiaries is a party.

     3.4 Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to Pontotoc or Newco in connection with the execution and delivery of this Agreement by Pontotoc and Newco or the consummation by Pontotoc and Newco of the transactions contemplated hereby, other than in compliance with any applicable provisions of corporate law.

     3.5 Business of Newco. Prior to the Effective Time of the Merger, Newco will have engaged only in the transactions contemplated by this Agreement and will have incurred no material obligations except those arising out of its performance of this Agreement and related agreements.

                                  ARTICLE IV

                                MISCELLANEOUS

     4.1 Amendment. This Agreement may be amended only by an instrument in writing signed on behalf of each of the parties hereto.

     4.2 Waiver. Any term or provision of this Agreement may be waived in writing at any time by Pontotoc, if it and/or Newco is entitled to the benefits thereof, or by Holdings, if it is entitled to the benefits thereof. No such waiver shall, unless explicitly stated, be a continuing waiver. No failure to exercise or delay in exercising any right hereunder shall constitute a waiver thereof.

     4.3 No Survival. The representations, warranties, covenants and agreements respectively made by Holdings, Pontotoc and Newco in this Agreement shall expire with, and be terminated by, the Merger.

     4.4 Expenses. If the Merger is not consummated, each of Pontotoc and Holdings will pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby. If the Merger is consummated, Pontotoc or the Surviving Corporation shall bear all of the costs and expenses incurred in connection with this Agreement, including without limitation fees and expenses of counsel, and the shareholders of Holdings (other than Pontotoc) shall not bear any such costs or expenses whatsoever.


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     4.5  Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered personally, or on the next day after being sent by facsimile transmission or a nationally recognized overnight delivery service, or on the third day after being sent by registered or certified mail (return receipt requested), postage prepaid, to a party to this Agreement at the address set forth below:

     If to Pontotoc or Newco:

          Pontotoc Production, Inc.
          808 East Main Street
          Ada, Oklahoma  74820

     If to Holdings:

          Pontotoc Holdings, Inc.
          1345 E. 29th Street
          Tulsa, Oklahoma  74114-5301

     4.6 Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral.

     4.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability hereunder or by reason hereof shall be assignable by any party to this Agreement without the prior written consent of the other parties.

     4.8 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma applicable to contracts made and to be performed within that State.

     4.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.


Pontotoc Merger Company                Pontotoc Holdings, Inc.


By:/s/ James W. Robson, Jr.            By:/s/ Timothy A. Jurek
   James W. Robson, Jr., President        Timothy A. Jurek, President


Pontotoc Production, Inc.


By:/s/ James W. Robson, Jr.
   James W. Robson, Jr., President




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